As filed with the U.S. Securities and Exchange Commission on June 13, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CANDELA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	04-2477008
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

530 Boston Post Road
Wayland, Massachusetts 01778

(Address of Principal Executive Offices, including Zip Code)

Second Amended and Restated 1998 Stock Plan

(Full title of Plan)

F. Paul Broyer
Candela Corporation
530 Boston Post Road
Wayland, Massachusetts 01778
(508) 358-7400

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Gordon H. Hayes, Jr., Esq.
LeBoeuf, Lamb, Greene & MacRae LLP
260 Franklin Street
Boston, Massachusetts 02110
(617) 748-6800

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Second Amended and Restated 1998 Stock Plan (common stock, $0.01 par value per share)	30,000	$22.000	(1)	660,000.00	$70.62
	520,000	15.330	(1)	7,971,600.00	852.96
	15,000	12.330	(1)	184,950.00	19.79
	30,000	12.150	(1)	364,500.00	39.00
	149,566	11.980	(1)	1,791,800.68	191.72
	30,000	11.475	(1)	344,250.00	36.83
	30,000	11.400	(1)	342,000.00	36.59
	149,647	10.930	(1)	1,635,641.71	175.01
	70,000	10.350	(1)	724,500.00	77.52
	1,000	10.000	(1)	10,000.00	1.07
	137,945	9.900	(1)	1,365,655.50	146.13
	242,000	9.500	(1)	2,299,000.00	245.99
	12,500	8.870	(1)	110,875.00	11.86
	55,000	8.000	(1)	440,000.00	47.08
	1,650	5.590	(1)	9,223.50	0.99
	1,350	4.625	(1)	6,243.75	0.67
	2,550	3.305	(1)	8,427.75	0.90
	3,570	2.750	(1)	9,817.50	1.05
	518,222	16.705	(2)	8,656,898.51	926.29
TOTAL	2,000,000			$26,935,383.90	$2,882.09

(1)             Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the exercise price per share at which such options are exercisable.

(2)             The prices of $16.705 per share, which is the average of the high and low prices of common stock, $0.01 par value per share, of the registrant reported on the NASDAQ National Market on June 7, 2006, is set forth solely for the purpose of calculating the filing fee pursuant to Rule 457(c) and has been used for those shares without a fixed exercise price.

(3)             Calculated pursuant to Section 6(b) of the Securities Act of 1933.

This registration statement registers additional securities of the same class as other securities for which registration statements filed on Form S-8 for the registrant’s Second Amended and Restated 1998 Stock Plan (SEC File Nos. 333-35310, 333-66458 and 333-81176) are effective. Pursuant to General Instruction E, the registrant incorporates by reference the contents of the above referenced registration statements on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.                          Exhibits.

Exhibit No.	Description of Exhibit
4.1	Certificate of Incorporation, as amended (filed as an exhibit to the registrant’s Form 10-Q for the quarter ended April 2, 1994, and incorporated herein by reference).

4.2	By-laws, as amended (filed as an exhibit to the registrant’s Form 10-Q for the quarter ended April 2, 1994, and incorporated herein by reference).

4.3*	Second Amended and Restated 1998 Stock Plan.

5.1*	Opinion of LeBoeuf, Lamb, Greene & MacRae LLP as to the validity of the Common Stock registered hereunder.

23.1*	Consent of BDO Seidman LLP.

23.2*	Consent of Ernst & Young LLP.

23.3*	Consent of LeBoeuf, Lamb, Greene & MacRae LLP (included in the opinion filed as Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included on signature page hereto).

*                    Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on June 13, 2006.

CANDELA CORPORATION
(registrant)

By:	/s/ Gerard E. Puorro
Name:	Gerard E. Puorro
Title:	President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

The undersigned officers and directors of Candela Corporation hereby constitute and appoint Gerard E. Puorro and F. Paul Broyer, and each of them singly, our true and lawful attorneys-in-fact, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Candela Corporation to comply with the provisions of the Securities Act of 1933, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerard E. Puorro	Chief Executive Officer, President and Director	June 13, 2006
Gerard E. Puorro	(Principal Executive Officer)

/s/ F. Paul Broyer	Chief Financial Officer, Senior Vice President of Finance and	June 13, 2006
F. Paul Broyer	Administration
(Principal Financial and Accounting Officer)

/s/ Kenneth D. Roberts	Chairman of the Board of Directors	June 13, 2006
Kenneth D. Roberts

/s/ George A. Abe	Director	June 13, 2006
George A. Abe

/s/ Ben Bailey III	Director	June 13, 2006
Ben Bailey III

/s/ Dr. Eric F. Bernstein	Director	June 13, 2006
Dr. Eric F. Bernstein

/s/ Nancy Nager	Director	June 13, 2006
Nancy Nager

/s/ Douglas W. Scott	Director	June 13, 2006
Douglas W. Scott

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Certificate of Incorporation, as amended (filed as an exhibit to the registrant’s Form 10-Q for the quarter ended April 2, 1994, and incorporated herein by reference).

4.2	By-laws, as amended (filed as an exhibit to the registrant’s Form 10-Q for the quarter ended April 2, 1994, and incorporated herein by reference).

4.3*	Second Amended and Restated 1998 Stock Plan.

5.1*	Opinion of LeBoeuf, Lamb, Greene & MacRae LLP as to the validity of the Common Stock registered hereunder.

23.1*	Consent of BDO Seidman LLP.

23.2*	Consent of Ernst & Young LLP.

23.3*	Consent of LeBoeuf, Lamb, Greene & MacRae LLP (included in the opinion filed as Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included on signature page hereto).

*                    Filed herewith.